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                                                                    Exhibit 23.2


                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the financial statements of the Initial Properties dated December 31, 1998, the financial statements of Aqua Marine Custom Canvas, Inc., d.b.a. Aqua Marine Mini-Storage (Marblehead, Ohio) dated June 29, 1997, the financial statements of the Schlamo Properties (East Canton and Louisville, Ohio) dated May 29, 1997, the financial statements of the Stor-N-Loc Property (Avon, Ohio) dated November 26, 1997, the financial statements of the Better Lock Self-Service Storage Property (Canton, Ohio) dated April 27, 1997, and the financial statements of Storagetown East, Inc. (Riverhead, New York) as of December 31, 1998 and 1997 and May 26, 1999 in Amendment No. 5 to the Registration Statement (Form S-4, Reg. No. 333-78479) and related Proxy Statement/Prospectus of Liberty Self-Stor, Inc. for the registration of 10,259,283 shares of its common stock.


/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
October 28, 1999